UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 6, 2015

ANDALAY SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2721 Shattuck Avenue, #305, Berkeley, CA 94705
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

As part of obtaining consent from Alpha Capital Anstalt (“Alpha") in order to enable Andalay Solar, Inc. (the “Company” or the “Registrant”)  to enable Southridge Partners II, LP (“Southridge”) to engage in transactions under its December 2014 equity purchase agreement at a price per share of its common stock below $0.005, on October 20, 2015 pursuant to an amendment agreement, the Company agreed to reduce the convertible price under its Loan and Security Agreement with Alpha Capital Anstalt to $0.002 per share of its common stock. The Company received the countersigned copy of the amendment from Alpha on November 6, 2015.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement dated October 20, 2015 between Alpha Capital Anstalt and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2015	ANDALAY SOLAR, INC.
By: /s/ Steven Chan
Steven Chan,
Chief Executive Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement dated October 20, 2015 between Alpha Capital Anstalt and the Registrant.